Gibraltar Announces Preliminary 2021 Financial Results

2021 revenue expected to be in line with previous guidance
EPS expected to be below previous guidance due to Renewables challenges in the fourth quarter

Buffalo, New York, January 27, 2022 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported preliminary estimated unaudited consolidated financial results for the fourth quarter and year ended December 31, 2021.

2021 revenue from continuing operations is expected to be in the previous guidance range of $1.31 - $1.35 billion, representing an increase of 25% - 30% compared to $1.03 billion in 2020.

Expectations for GAAP and Adjusted EPS compared to previously announced guidance and 2020 results are as follows:

Earnings Per Share From Continuing Operations:
	Three Months Ended December 31,							Twelve Months Ended December 31,
	2021 Estimate*			2021 Previous Guidance			2020	2021 Estimate*			2021 Previous Guidance			2020
GAAP	$0.26	-	$0.30	$0.48	-	$0.60	$0.53	$2.21	-	$2.25	$2.45	-	$2.56	$2.53
Adjusted	$0.50	-	$0.54	$0.71	-	$0.82	$0.59	$2.74	-	$2.78	$2.95	-	$3.06	$2.73
*2021 ranges represent preliminary estimated unaudited consolidated results

“Our 2021 earnings were impacted by our fourth quarter performance in the Renewables business, driven by two issues – field project management inefficiencies associated with industry and market supply disruptions, and an unanticipated level of inflation on structural steel in our solar canopy racking projects,” Chairman and CEO Bill Bosway stated. “Overall, Renewables had solid revenue in the quarter but our costs to convert demand were higher than expected. We absorbed additional costs in the field related to project schedule changes, and our canopy business was hit with structural steel cost increases. It was a difficult quarter for the Renewables business, but I am proud of the team and how they worked together to manage market disruptions and ongoing inflation with customers and suppliers.”

“Despite the challenge in the fourth quarter, we have strong demand across our businesses and we continue to adapt our systems and processes to better execute in the current market conditions,” said Bosway. “We look forward to sharing a detailed review of the fourth quarter and our plan for 2022 on our fourth quarter 2021 earnings call.”

We have provided ranges for our preliminary financial results because our closing procedures for our fiscal quarter and year ended December 31, 2021 are not yet complete. The preliminary financial information presented in this press release reflect our current expectations based solely on information available to us as of the date of this press release and is subject to change, and may be adjusted as a result of, among other things, the completion of the Company’s financial and operating closing procedures, customary audit procedures and other developments that may occur before the completion of these procedures. Accordingly, you should not place undue reliance on these preliminary financial results, which may differ materially from actual results. See “Forward-Looking Statements” below for a discussion of certain factors that could result in differences between the preliminary estimated unaudited consolidated financial results reported in this press release and actual results.
Fourth Quarter 2021 Conference Call Details
Gibraltar plans to issue its fourth quarter and full year 2021 results on Wednesday, February 23, 2022 and host a conference call that day starting at 9:00 a.m. ET. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com or dial into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate including inflation and availability of materials, labor and transportation, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s financial information presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release, including adjusted EPS. Such adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with 80/20 simplification initiatives, senior leadership transition costs, and acquisition related costs from adjusted EPS. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies. The Company is not able to provide a meaningful quantitative reconciliation of adjusted earnings per share for 2021 to the corresponding GAAP measure due to the preliminary nature of the results. Adjusted measures for 2020 are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$64,648	$—	$—	$—	$64,648
Residential	128,205	—	—	—	128,205
Agtech	59,905	—	—	—	59,905
Infrastructure	12,443	—	—	—	12,443
Consolidated sales	265,201	—	—	—	265,201

Income from operations
Renewables	8,254	—	—	—	8,254
Residential	20,287	70	—	—	20,357
Agtech	3,402	369	—	34	3,805
Infrastructure	573	226	—	—	799
Segment Income	32,516	665	—	34	33,215
Unallocated corporate expense	(9,794)	259	14	1,666	(7,855)
Consolidated income from operations	22,722	924	14	1,700	25,360

Interest expense	220	—	—	—	220
Other expense	150	—	—	—	150
Income before income taxes	22,352	924	14	1,700	24,990
Provision for income taxes	4,754	251	—	439	5,444
Income from continuing operations	$17,598	$673	$14	$1,261	$19,546
Income from continuing operations per share – diluted	$0.53	$0.02	$—	$0.04	$0.59

Operating margin
Renewables	12.8%	—%	—%	—%	12.8%
Residential	15.8%	0.1%	—%	—%	15.9%
Agtech	5.7%	0.6%	—%	0.1%	6.4%
Infrastructure	4.6%	1.8%	—%	—%	6.4%
Segments Margin	12.3%	0.3%	—%	—%	12.5%
Consolidated	8.6%	0.3%	—%	0.6%	9.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewables	$238,107	$—	$—	$—	$—	$238,107
Residential	522,814	—	—	—	—	522,814
Agtech	209,460	—	—	—	—	209,460
Infrastructure	62,197	—	—	—	—	62,197
Consolidated sales	1,032,578	—	—	—	—	1,032,578

Income from operations
Renewables	30,105	15	—	—	—	30,120
Residential	94,430	740	—	—	—	95,170
Agtech	10,633	932	—	2,779	—	14,344
Infrastructure	7,233	226	—	—	—	7,459
Segment Income	142,401	1,913	—	2,779	—	147,093
Unallocated corporate expense	(35,211)	375	2,526	1,991	—	(30,319)
Consolidated income from operations	107,190	2,288	2,526	4,770	—	116,774

Interest expense	703	—	—	—	—	703
Other (income) expense	(1,272)	—	—	—	1,881	609
Income before income taxes	107,759	2,288	2,526	4,770	(1,881)	115,462
Provision for income taxes	24,468	547	—	1,164	(469)	25,710
Income from continuing operations	$83,291	$1,741	$2,526	$3,606	$(1,412)	$89,752
Income from continuing operations per share – diluted	$2.53	$0.05	$0.08	$0.11	$(0.04)	$2.73

Operating margin
Renewables	12.6%	—%	—%	—%	—%	12.6%
Residential	18.1%	0.1%	—%	—%	—%	18.2%
Agtech	5.1%	0.4%	—%	1.3%	—%	6.8%
Infrastructure	11.6%	0.4%	—%	—%	—%	12.0%
Segments Margin	13.8%	0.2%	—%	0.3%	—%	14.2%
Consolidated	10.4%	0.2%	0.2%	0.5%	—%	11.3%